UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2004

CHOICEPOINT INC.

(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	001-13069 (Commission File Number)	58-2309650 (IRS Employer Identification Number)

1000 Alderman Drive Alpharetta, Georgia (Address of principal executive offices)	30005 (Zip Code)

Registrant’s telephone number, including area code (770) 752-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

     On October 19, 2004, ChoicePoint Inc. (“ChoicePoint” or the “Company”) issued a press release announcing third quarter 2004 financial results. The press release is filed as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

     The press release presented non-GAAP financial information such as operating income before other operating charges (which is not a measure of financial performance under generally accepted accounting principles), which the Company believes is useful for investors to compare the Company’s 2003 results from ongoing operations excluding the effect of the realignment of our technology infrastructure and operations following the divestiture of our CPCS business, the transition to our new data center, the reengineering of certain of our direct marketing businesses and the further consolidation of some of our public records and workplace solutions operations. This data is also used by the Company for assessment of its operating results and in determining operational incentive awards.

     On October 19, 2004, ChoicePoint held an investor conference call and Webcast to disclose financial results for the third quarter of 2004. The Supplemental Information package that was placed on the ChoicePoint Inc. Website prior to this call is attached and incorporated by reference herein as Exhibit 99.2. All information in this Supplemental Information package is presented as of September 30, 2004, and ChoicePoint Inc. does not assume any obligation to correct or update said information in the future.

Item 9.01(c) Exhibits

Exhibit 99.1	Press Release of ChoicePoint Inc., dated October 19, 2004, reporting ChoicePoint Inc.’s financial results for the third quarter of 2004.

Exhibit 99.2	Supplemental Information prepared for use in connection with the financial results for the third quarter of 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2004.

CHOICEPOINT INC. (Registrant)
By:	/s/ Derek V. Smith
Derek V. Smith
Chairman and Chief Executive Officer

By:	/s/ Steven W. Surbaugh
Steven W. Surbaugh
Chief Financial Officer (Principal Financial Officer)

Exhibit Index

Exhibit No.
Exhibit 99.1	Press Release of ChoicePoint Inc., dated October 19, 2004, reporting ChoicePoint Inc.’s financial results for the third quarter of 2004.
Exhibit 99.2	Supplemental Information prepared for use in connection with the financial results for the third quarter of 2004.